Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Third Quarter 2014

Third Quarter Highlights

•	Revenue of $11.1 million

•	GAAP net loss of $(10.3) million, or $(0.10) per share

•	Ending cash, cash equivalents and short-term investments of $6.7 million

FREMONT, Calif., Oct 30, 2014 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the connected home, today announced its financial results for the third quarter of 2014, ended September 28, 2014.

“We achieved third quarter revenue of $11.1 million, within our guidance, with a GAAP gross profit of 44%, below our guidance, which resulted from a product mix shift at the end of the quarter,” said Dennis Bencala, CFO of Ikanos. “During the third quarter, we continued to carefully manage our business and cash position, recording operating expenses of $14.8 million, below the mid-point of our guidance, with cash and short-term investments totaling $6.7 million at quarter end, which excludes the gross proceeds of our announced private placement funding of $16.3 million that occurred on September 29, 2014.”

“The third quarter marked a significant milestone in Ikanos’ recent history,” said Omid Tahernia, president and CEO of Ikanos. “The agreement with Alcatel-Lucent and the associated investment that were announced on September 29, 2014 were testaments to Ikanos’ technology leadership and strongly validate the strategy and the vision we have been executing on for the past two years. We believe our partnership with this market leader will significantly strengthen our position within the access product segment, and also broaden our reach among global carriers, which in turn will positively impact our gateway and inSIGHT business opportunities. I’m very excited about this engagement and its potential impact on Ikanos’ future growth. In addition, we now have access to China, the world’s largest telecom market, through the adoption of our Velocity-3 chipset by FiberHome.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), non-GAAP gross profits and non-GAAP operating expenses, where applicable, exclude the income statement effects of stock-based compensation and the amortization of intangible assets. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis, as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Third Quarter 2014 Results

Revenue for the third quarter of 2014 was $11.1 million, compared to revenue of $16.9 million for the third quarter of 2013 and revenue of $11.3 million for the second quarter of 2014. GAAP gross profit for the third quarter of 2014 was 44%, compared to a GAAP gross profit of 51% for the third quarter of 2013 and GAAP gross profit of 49% for the second quarter of 2014.

Non-GAAP gross profit for the third quarter of 2014 was 45%, compared to a non-GAAP gross profit of 52% for the third quarter of 2013 and 50% for the second quarter of 2014.

GAAP operating expenses for the third quarter of 2014 were $14.8 million, compared to operating expenses of $17.0 million for the third quarter of 2013 and operating expenses of $17.5 million for the second quarter of 2014.

Non-GAAP operating expenses for the third quarter of 2014 were $13.9 million, compared to non-GAAP operating expenses of $16.0 million for the third quarter of 2013 and non-GAAP operating expenses of $16.6 million for the second quarter of 2014.

GAAP net loss for the third quarter of 2014 was $(10.3) million, or a loss of $(0.10) per share on 99.3 million weighted average shares outstanding, compared to a GAAP net loss of $(8.7) million, or $(0.12) per share on 71.7 million weighted average shares outstanding, for the second quarter of 2013 and a GAAP net loss of $(12.3) million, or $(0.12) per share on 99.1 million weighted shares outstanding, for the second quarter of 2014.

Non-GAAP net loss for the third quarter of 2014 was $(9.3) million, or a loss of $(0.09) per share on 99.3 million weighted average shares outstanding, compared to a non-GAAP net loss of $(7.5) million, or $(0.11) per share on 71.7 million weighted average shares outstanding, for the second quarter of 2013 and a non-GAAP loss of $(11.3) million, or $(0.11) per share on 99.1 million weighted average shares outstanding, for the second quarter of 2014.

Cash and cash equivalents and short-term investments at the end of the third quarter of 2014 were $6.7 million, compared to $20.6 million at the end of the second quarter of 2014. Additionally, at the end of the third quarter of 2014, inventory was $0.9 million, compared to $2.2 million at the end of the second quarter of 2014. Current liabilities at the end of the third quarter of 2014 were $16.7 million, compared to $21.6 million at the end of the second quarter of 2014. For both the third quarter and second quarter of 2014, current liabilities included an accounts receivable-backed revolving line of credit advance of $4.9 million and $6.9 million, respectively.

For a more complete review of our third quarter 2014 results and quarter-over-quarter comparisons please see the attached financial schedules.

Outlook

Revenue is expected to be between $10.0 million and $12.0 million for the fourth quarter of 2014.

GAAP gross profit for the fourth quarter of 2014 is expected to be between 46% and 48%. Non-GAAP gross profit is expected to be between 47% and 49% for the fourth quarter of 2014. GAAP operating expenses for the fourth quarter of 2014 are expected to be in the range of $14.0 million to $15.0 million. Non-GAAP operating expenses are expected to be in the range of $13.0 million to $14.0 million for the fourth quarter of 2014. GAAP net loss for the fourth quarter of 2014 is expected to be in the range of approximately $(8.5) million to $(10.7) million, or a GAAP loss per share of $(0.06) to $(0.08). Non-GAAP net loss is expected to be in the range of approximately $(7.4) million to $(9.6) million, or a non-GAAP loss per share of $(0.05) to $(0.07).

Third Quarter Conference Call

Management will review the third quarter financial results and its expectations for subsequent periods at a conference call on October 30, 2014 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (800) 768-6569 and enter conference ID 2359596. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until January 28, 2015 by dialing (888) 203-1112 and entering conference ID 2359596.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the connected home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2014 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos and the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, inSIGHT, Neos, Ikanos Velocity, and Ikanos NodeScale are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Some of the statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate,” and similar statements of a future or forward-looking nature identify forward-looking statements.

Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following: our ability to achieve the anticipated benefits of our partnership with Alcatel-Lucent, including the strengthening of our position within the access product segment, broadening our reach among global carriers, and the potential impact on our gateway and inSIGHT businesses; our ability to capitalize on our access to China’s telecom market through the adoption of our Velocity-3 chipset by FiberHome; new product revenue momentum may not materialize at the rate anticipated, or at all; the transition to new products will take longer than anticipated; our ability to manage operating expenses will be less successful than anticipated and not result in the cost reductions expected; the revenue generated by our mature products will decline at a rate greater than anticipated; that new designs and design wins will result in sales of our products at the levels anticipated, or at all; that our carrier trials will be successful and, if successful, will eventually result in field trials or market deployments; that the delays in new customer product ramps will continue longer than anticipated; that the return to sequential revenue growth will not occur by the end of the year and may take longer than anticipated; that the rate of acceptance of our new and future products, including our G.fast products, by our customers and telecommunications service providers, may be lower than anticipated; our ability to complete future products, including our G.fast products, when anticipated or at all; that the unfavorable trends in certain maturing markets, such as Japan and Korea, will continue longer than anticipated; that our design win pipeline will continue to expand as anticipated; macroeconomic or other conditions which may cause our customers to defer purchasing plans or cancel any purchasing plans altogether despite successful design wins or successful field trials; the continued demand by telecommunications service providers for our specific xDSL semiconductor products; our ability to continue to effectively manage our business, operating expenses, and cash position; the failure of telecommunications service providers to implement deployment plans on schedule, or at all, despite increased performance results; our ability to generate demand and close transactions for the sale of our products; competition in the markets in which we operate; and the fact that the products we sell may not satisfy shifting customer demand or compete successfully with our competitors’ products. For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with SEC (available at www.sec.gov), including our Quarterly Report on Form 10-Q for the quarter ended June 29, 2014 filed on August 8, 2014.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenue	$11,079	$16,900	$36,847	$62,167
Cost of revenue	6,227	8,263	19,438	30,272

Gross profit	4,852	8,637	17,409	31,895

Operating expenses:
Research and development	10,822	12,455	36,906	38,572
Selling, general and administrative	4,000	4,589	12,926	14,227

Total operating expenses	14,822	17,044	49,832	52,799

Loss from operations	(9,970)	(8,407)	(32,423)	(20,904)
Interest and other income (expense), net	(120)	(147)	(7)	(507)

Loss before income taxes	(10,090)	(8,554)	(32,430)	(21,411)
Provision for income taxes	190	111	485	343

Net loss	$(10,280)	$(8,665)	$(32,915)	$(21,754)

Net loss per share
Basic and diluted	$(0.10)	$(0.12)	$(0.33)	$(0.31)

Weighted average number of shares
Basic and diluted	99,284	71,662	99,045	71,086

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013
Revenue	$11,079	$11,255	$16,900
Cost of revenue	6,227	5,775	8,263

Gross profit	4,852	5,480	8,637

Operating expenses:
Research and development	10,822	13,408	12,455
Selling, general and administrative	4,000	4,105	4,589

Total operating expenses	14,822	17,513	17,044

Loss from operations	(9,970)	(12,033)	(8,407)
Interest and other income (expense), net	(120)	(129)	(147)

Loss before income taxes	(10,090)	(12,162)	(8,554)
Provision for income taxes	190	168	111

Net loss	$(10,280)	$(12,330)	$(8,665)

Basic and diluted net loss per share	$(0.10)	$(0.12)	$(0.12)

Weighted average outstanding shares:
Basic and diluted	99,284	99,102	71,662

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 28, 2014				Three Months Ended September 29, 2013
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$11,079	$—		$11,079	$16,900	$—		$16,900
Cost of revenue	6,227	(4	)(a)	6,104	8,263	(2	)(a)	8,141
		(119	)(b)			(120	)(b)
Gross profit	4,852	(123)		4,975	8,637	(122)		8,759

Operating expenses:
Research and development	10,822	(531	)(a)	10,291	12,455	(673	)(a)	11,782
Selling, general and administrative	4,000	(343	)(a)	3,657	4,589	(250	)(a)	4,255
						(84	)(b)

Total operating expenses	14,822	(874)		13,948	17,044	(1,007)		16,037

Loss from operations	(9,970)	997		(8,973)	(8,407)	1,129		(7,278)
Interest and other income (expense), net	(120)	—		(120)	(147)	—		(147)

Loss before income taxes	(10,090)	997		(9,093)	(8,554)	1,129		(7,425)
Provision for income taxes	190	—		190	111	—		111

Net loss	$(10,280)	$997		$(9,283)	$(8,665)	$1,129		$(7,536)

Net loss per share:
Basic and diluted	$(0.10)			$(0.09)	$(0.12)			$(0.11)

Weighted average outstanding shares:
Basic and diluted	99,284			99,284	71,662			71,662

Notes:	Three Months Ended
	September 28, 2014	September 29, 2013
(a) Stock-based compensation	$878	$925
(b) Amortization of acquired intangible assets	119	204

Total non-GAAP adjustments	$997	$1,129

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 29, 2014
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$11,255	$—		$11,255
Cost of revenue	5,775	(3	)(a)	5,652
		(120	)(b)
Gross profit	5,480	(123)		5,603

Operating expenses:
Research and development	13,408	(595	)(a)	12,813
Selling, general and administrative	4,105	(325	)(a)	3,780
Total operating expenses	17,513	(920)		16,593

Loss from operations	(12,033)	1,043		(10,990)
Interest and other income (expense), net	(129)	—		(129)

Loss before income taxes	(12,162)	1,043		(11,119)
Provision for income taxes	168	—		168

Net loss	$(12,330)	$1,043		$(11,287)

Net loss per share:
Basic and diluted	$(0.12)			$(0.11)

Weighted average outstanding shares:
Basic and diluted	99,102			99,102

Notes:		Three Months Ended
		June 29, 2014
(a) Stock-based compensation		$923
(b) Amortization of acquired intangible assets		120

Total non-GAAP adjustments		$1,043

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended September 28, 2014				Nine Months Ended September 29, 2013
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$36,847	$—		$36,847	$62,167	$—		$62,167
Cost of revenue	19,438	(10	)(a)	19,069	30,272	(5	)(a)	29,908
		(359	)(b)			(359	)(b)

Gross profit	17,409	(369)		17,778	31,895	(364)		32,259

Operating expenses:
Research and development	36,906	(1,767	)(a)	35,139	38,572	(1,795	)(a)	36,777
Selling, general and administrative	12,926	(1,016	)(a)	11,910	14,227	(850	)(a)	13,044
						(333	)(b)
Total operating expenses	49,832	(2,783)		47,049	52,799	(2,978)		49,821

Loss from operations	(32,423)	3,152		(29,271)	(20,904)	3,342		(17,562)
Interest and other income (expense), net	(7)	—		(7)	(507)	—		(507)

Loss before income taxes	(32,430)	3,152		(29,278)	(21,411)	3,342		(18,069)
Provision for income taxes	485	—		485	343	—		343

Net loss	$(32,915)	$3,152		$(29,763)	$(21,754)	$3,342		$(18,412)

Net loss per share:
Basic and diluted	$(0.33)			$(0.30)	$(0.31)			$(0.26)

Weighted average outstanding shares:
Basic and dilluted	99,045			99,045	71,086			71,086

Notes:	Nine Months Ended
	September 28, 2014	September 29, 2013
(a) Stock-based compensation	$2,793	$2,650
(b) Amortization of acquired intangible assets	359	692

Total non-GAAP adjustments	$3,152	$3,342

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 28, 2014	June 29, 2014	December 29, 2013
Assets
Current assets:
Cash, cash equivalents and short-term investments	$6,685	$20,592	$39,516
Accounts receivable	11,003	9,393	15,892
Inventory	886	2,160	2,017
Prepaid expenses and other current assets	3,452	3,793	3,245

Total current assets	22,026	35,938	60,670
Property and equipment, net	9,355	9,761	8,612
Intangible assets, net	358	478	718
Other assets	1,976	1,912	1,952

	$33,715	$48,089	$71,952

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line	$4,937	$6,912	$12,000
Accounts payable	4,116	7,252	4,692
Accrued liabilities	7,679	7,433	8,232

Total current liabilities	16,732	21,597	24,924
Other liabilities	1,337	1,445	1,637

Total liabilities	18,069	23,042	26,561
Stockholders’ equity	15,646	25,047	45,391

	$33,715	$48,089	$71,952